Exhibit 10.19

Shenzhen City	Bao’an District

FORM OF EMPLOYMENT CONTRACT

Party A (employer):

Name: Shenzhen Yi Jia Technology Co., Limited

Address: Block B3, No. 14, Jian’an Road, Shajing

Legal Representative (senior manager): Liu Quanfang

Contact person: Liu Quanfang

Contact tel.: 0755-23020561

Party B (employee) Name: ____________ Gender: ___________ Identification card (passport)no.: ______ Address: _________________________ Contact tel.: _____________

Prepared by the Labor Bureau of Bao’an District, Shenzhen City

In accordance with the provisions of the Labor Law of the People’s Republic of China (hereinafter abbreviated to the Labor Law), the Labor Contract Law of the People's Republic of China (hereinafter abbreviated to the Labor Contract Law) and other relevant legislation, Parties A and B, abiding by the principles of legality, fairness, equality and voluntariness, honesty and credibility, have signed this contract, and shall jointly comply with the terms of this contract.

A. Term of contract

(a) Parties A and B agree to determine the term of this contract in accordance with method _ below.

1. Fixed term: From __ (YY) __ (MM) __ (DD) to __ (YY) __ (MM) __ (DD).

2. No fixed term: From ___________.

3. Determined by the completion of a set work task: From __ (YY) __ (MM) __ (DD) until the work task is completed. The completion of the work task shall be considered to be _________.

(b) Probation period

Both parties agree to determine the probation period in accordance with method _ below (the probation period is included in the term of the contract):

1. No probation period.

2. Probation period from __ (YY) __ (MM) __ (DD) to __ (YY) __ (MM) __ (DD).

(The probation period for a contract term of more than three months but less than one year shall not exceed one month; for a contract term of between one and three years, the probation period shall not exceed two months; for contracts with terms in excess of three years or with no fixed term, the probation period shall not exceed six months. No probation period shall be set for contracts delimited by the completion of a work task or for contracts with a term of less than three months. The same employer and worker may only stipulate a single probation period).

B. Nature of duties and work location

Nature of Party B’s duties (position or type of work): ______________.

Party B’s work location: _______________.

C. Working hours, leave and holidays

(a) Parties A and B agree to determine the working hours of Party B in accordance with method _ below.

1. Standard working hours system, i.e., _ hours a day (not exceeding _ hours), __ working hours every week (not exceeding __ hours), at least one day of rest per week.

2. No fixed working hours system, i.e., subject to the approval of the Department of Labor and Social Insurance Administration, a non-set working hour system shall apply to Party B’s position.

3. Integrated working hour calculation system, i.e., subject to the approval of the Department of Labor and Social Insurance Administration, an integrated working hour calculation system shall apply to Party B’s position.

(b) Where Party A is required to work extended hours due to production or business operational requirements, Article 41 of the Labor Law shall apply.

(c) Party B shall be allowed statutory holidays, wedding leave, maternity leave, funeral leave and holidays in accordance with the law.

(d) Party B’s other leave and holiday arrangements are as follows: ______________.

D. Labor remuneration

(a) Party B’s wage standard for normal working hours (the base for calculating overtime remuneration) shall be determined in accordance with the method _ below, and shall not be lower than the local minimum wage standard or the standard agreed in the unit’s collective work agreement.

1. Hourly wage: _____ CNY / month (_____ CNY / week);

2. Piece rate wage: ________ (this provision shall apply where more than 70% of employees are able to complete the given task within working hours);

3. Other method: _____________________________.

(b) Party B’s remuneration during the probation period shall be ____ CNY/month (this shall not be lower than 80% of the salary agreed in (a) or the minimum wage within the unit for the same position, and must not be lower than Shenzhen’s minimum wage standard).

(c) Where Party A arranges overtime for Party B in accordance with the law, an overtime wage shall be paid in accordance with the provisions of Article 44 of the Labor Law.

(d) Remuneration must be paid in legal tender, and must not be paid in kind or other forms of securities in place of currency.

(e) Party A and Party B may determine a specific method for a normal increase in remuneration based on the unit’s operating conditions or price index in accordance with the law, by negotiation between both parties or by collective negotiation.

(f) Party A shall pay the salary to Party B on: the __ day of every month (or __ week). If this falls on a holiday or day of leave, the salary shall be paid on the nearest working day.

E. Social insurance and welfare benefits

(a) Parties A and B shall participate in social insurance and pay social insurance premiums in accordance with national, provincial and city regulations.

(b) In the event that Party B falls ill or is injured due to non-work reasons, Party A shall provide Party B with medical leave and medical leave treatment in accordance with national, provincial and city regulations.

(c) In the event that Party B suffers from an occupational illness or is injured due to work reasons, Party A shall proceed in accordance with the provisions of the Law on the Prevention and Control of Occupational Diseases, Provisions on Workplace Injury Insurance Cases and other relevant legislation.

(d) Party A shall provide to Party B the following welfare benefits: _______________.

F. Labor protection, working conditions and protection against occupational hazards

(a) Party A shall provide a labor workplace which complies with national safety and health standards and the necessary labor protection equipment in accordance with national, provincial and city regulations, so as to effectively ensure the health and safety of Party B during production work.

(b) Party A shall ensure the effective implementation of special labor protection for female employees and juvenile workers in accordance with national, provincial and city regulations.

(c) Where Party B is engaged in ____ operations which may pose an __________ occupational hazard, Party A shall take _______ protective measures and organize health check-ups for Party B __ times per year.

(d) Party B is entitled to refuse illegal commands given by Party A, or orders to engage in hazardous work; Party B is entitled to request a correction to behaviour which endangers Party A’s life, safety and health, or to report this to the relevant authority.

G. Rules and regulations

(a) Party A shall inform Party B of the rules and regulations drawn up in accordance with the law.

(b) Party B shall comply with national, provincial and city regulations and the rules and regulations drawn up by Party A in accordance with the law, complete their work duties in a timely manner, improve their professional skills, and comply with safe operation regulations and the professional code of ethics.

(c) Party B shall consciously abide by national, provincial and city family planning regulations.

H. Changes to, cancellation and termination of the contract

(a) If the conditions stipulated in the Labor Contract Law are met or if Parties A and B reach mutual consent, parties may amend the contents of the employment contract or terminate the fixed term contract, non-fixed term contract or contract determined by the completion of a set work task may be terminated.

(b) Except where Party B is incapable of fulfilling these duties, Party A may adjust their work duties as appropriate, and also amend the employment contract in accordance with the law; both parties shall use a written form for such purposes. Each party shall retain a copy of the amended contract text.

(c) In the event that the termination conditions stipulated in the Labor Contract Law are met, this employment contract shall be terminated.

I. Provision of economic compensation, medical treatment subsidies

In the event that this contract is cancelled or terminated, economic compensation and medical treatment subsidies, inter alia, shall be provided in accordance with the provisions of the Labor Contract Law and national, provincial and city regulations.

J. Procedure for cancelling and terminating the contract

If Parties A and B cancel or terminate this contract, Party B shall complete work handover and other formalities as agreed by both parties. Party A shall issue a written certificate to Party B in accordance with the law, and complete documentation and social insurance-related transfer procedures for Party B within 15 days.

K. Dispute resolution

Any labor dispute that arises between Parties A and B shall firstly be resolved through negotiation. Where such negotiations fail, a request may be submitted to the employer’s labor union for a solution, or to the employer’s labor dispute mediation committee for mediation; it is also possible to apply for arbitration or file a lawsuit in accordance with the law.

L. Other matters that both parties believe need to be agreed upon:

___________________________________________________________________.

M. Other

(a) In the event that an issue is not covered in this contract or the terms of the contract conflict with the provisions of current laws and regulations, the current laws and regulations shall prevail.

(b) This contract shall become effective once it has been signed and stamped by Parties A and B; it shall be invalidated if altered or signed without written authorization.

(c) This contract has been prepared in one original and two copies, one of which shall be retained by each Party.

Party A (stamp): [Stamp of Shenzhen Yi Jia Technology Co., Limited. Legal representative: ____________ (Senior manager) Date: _______________	Party B (signature) Date: ______________

Note: This contract is drawn up in one original and two copies; the yellow copy shall be retained by the employee, and the white copy shall be retained by the employer.